Exhibit 99.1

Arconic Announces $200 Million Share Repurchase Authorization

PITTSBURGH--(BUSINESS WIRE)--November 16, 2022--Arconic Corporation (NYSE: ARNC) (“Arconic” or the “Company”) announced today that its Board of Directors approved a two-year share repurchase program authorizing the repurchase of up to $200 million of common stock.

Tim Myers, Chief Executive Officer, said, “We continue to view share repurchases as a high-return capital allocation opportunity for the Company and its shareholders. Following the completion of our first $300 million repurchase authorization in the third quarter of 2022, this new program demonstrates our commitment to our long-term strategy and growth outlook. We have confidence in our ability to fund both our organic growth capital investment plans and retire shares at opportunistic levels.”

Repurchases under the program may be made from time to time, as the Company deems appropriate, based on a variety of factors such as price, capital position, liquidity, financial performance, alternative uses of capital, and overall market conditions. There can be no assurance as to the number of shares the Company will purchase, if any. The share repurchase program may be increased or otherwise modified, renewed, suspended or terminated by the Company at any time, without prior notice.

About Arconic Corporation

Arconic Corporation (NYSE: ARNC), headquartered in Pittsburgh, Pennsylvania, is a leading provider of aluminum sheet, plate, and extrusions, as well as innovative architectural products, that advance the ground transportation, aerospace, building and construction, industrial and packaging end markets. For more information: www.arconic.com.

Dissemination of Company Information

Arconic intends to make future announcements regarding Company developments and financial performance through its website at www.arconic.com.

Forward-Looking Statements

This release contains statements that relate to future events and expectations and, as such, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include those containing such words as "anticipates," "believes," "could," "estimates," "expects," "forecasts," "goal," "guidance," "intends," "may," "outlook," "plans," "projects," "seeks," "sees," "should," "targets," "will," "would," or other words of similar meaning. All statements that reflect Arconic’s expectations, assumptions, projections, beliefs or opinions about the future, other than statements of historical fact, are forward-looking statements, including, without limitation, statements, relating to the condition of, or trends or developments in, the ground transportation, aerospace, building and construction, industrial, packaging and other end markets; Arconic’s future financial results, operating performance, working capital, cash flows, liquidity and financial position; cost savings and restructuring programs; Arconic's strategies, outlook, business and financial prospects; share repurchases; costs associated with pension and other post-retirement benefit plans; projected sources of cash flow; and potential legal liability. These statements reflect beliefs and assumptions that are based on Arconic’s perception of historical trends, current conditions and expected future developments, as well as other factors Arconic believes are appropriate in the circumstances. Forward-looking statements are not guarantees of future performance, and actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and changes in circumstances, many of which are beyond Arconic’s control. Such risks and uncertainties include, but are not limited to: (a) continuing uncertainty regarding the duration and impact of the COVID-19 pandemic on our business and the businesses of our customers and suppliers including labor shortages and increased quarantine rates; (b) deterioration in global economic and financial market conditions generally; (c) unfavorable changes in the end markets we serve; (d) the inability to achieve the level of revenue growth, cash generation, cost savings, benefits of our management of legacy liabilities, improvement in profitability and margins, fiscal discipline, or strengthening of competitiveness and operations anticipated or targeted; (e) adverse changes in discount rates or investment returns on pension assets; (f) competition from new product offerings, disruptive technologies, industry consolidation or other developments; (g) the loss of significant customers or adverse changes in customers’ business or financial condition; (h) manufacturing difficulties or other issues that impact product performance, quality or safety; (i) the impact of pricing volatility in raw materials and inflationary pressures on our costs of production, including energy; (j) a significant downturn in the business or financial condition of a key supplier or other supply chain disruptions; (k) challenges to or infringements on our intellectual property rights; (l) the inability to successfully implement our re-entry into the U.S. packaging market or to realize the expected benefits of other strategic initiatives or projects; (m) the inability to identify or successfully respond to changing trends in our end markets; (n) the impact of potential cyber attacks and information technology or data security breaches; (o) geopolitical, economic, and regulatory risks relating to our global operations, including compliance with U.S. and foreign trade and tax laws, potential expropriation of properties located outside the U.S., sanctions, tariffs, embargoes and other regulations; (p) the outcome of contingencies, including legal proceedings, government or regulatory investigations, and environmental remediation and compliance matters; (q) the impact of the sale of our Russian operations on our business and operations; (r) the impact of the ongoing conflict between Russia and Ukraine on economic conditions in general and on our business and operations, including sanctions, tariffs, and increased energy prices; and (s) the other risk factors summarized in Arconic’s Form 10-K for the year ended December 31, 2021 and other reports filed with the U.S. Securities and Exchange Commission (SEC). The above list of factors is not exhaustive or necessarily in order of importance. Market projections are subject to the risks discussed above and in this release, and other risks in the market. The statements in this release are made as of the date of this release, even if subsequently made available by Arconic on its website or otherwise. Arconic disclaims any intention or obligation to update publicly any forward-looking statements, whether in response to new information, future events, or otherwise, except as required by applicable law.

Contacts

Investor Contact
Shane Rourke
(412) 315-2984
Investor.Relations@arconic.com

Media Contact
Tracie Gliozzi
(412) 992-2525
Tracie.Gliozzi@arconic.com